U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                     FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 30, 1996



                         HOMELAND BANKSHARES CORPORATION




                         Commission file number:  0-14507




  Incorporated in Iowa                    I.R.S. Employer Identification
                                                    No. 42-1168487

                  229 EAST PARK AVENUE, WATERLOO, IOWA 50704-5300

                         TELEPHONE NUMBER:  (319) 291-5260



  ITEM 5.     OTHER EVENTS
  ------------------------

     On August 30, 1996, Homeland Bankshares Corporation ("Homeland") and Magna Group, Inc. ("Magna") entered into a definitive Agreement and Plan of Reorganization (the "Merger Agreement"), which provides, among other things, for the merger ("Merger") of Homeland with and into a newly-formed wholly-owned subsidiary of Magna.

     Under the terms of the Agreement and subject to certain adjustments as provided therein, Magna will issue 5,038,934 shares of Magna $2.00 par value common stock and $91,966,970 in cash in exchange for all of the outstanding shares of Homeland's $12.50 par value common stock. Each share of Homeland's common stock may be exchanged for approximately 1.55 shares of Magna common stock or a comparable amount in cash. Homeland stockholders may elect to receive all Magna common stock, all cash, or a mixture of stock and cash, subject to certain limitations. The transaction has a current aggregate market value of approximately $216 million.

     Also, on August 30, 1996, as a condition to Magna entering into the Merger Agreement, Homeland entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which Magna was granted an option to purchase, under certain circumstances, 1,134,972 shares of Homeland common stock (19.9% of the number of such shares then outstanding), at an exercise price of $34.00 per share.

     Consummation of the Merger is subject to certain conditions, including:
  (i) approval of Homeland's shareholders; (ii) receipt of approvals of the Federal Reserve Board, the Office of Thrift Supervision, and the Iowa Division of Banking, and any other applicable regulatory authority; (iii) registration of the shares of Magna common stock to be issued pursuant to the Merger under the Securities Act of 1933, as amended, and all applicable state securities laws; (iv) receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and (v) satisfaction of certain other closing conditions. The transaction is expected to be consummated in the first quarter of 1997.

     Copies of the Merger Agreement and the Stock Option Agreement are attached as Exhibits hereto and are incorporated by reference herein. The foregoing summaries of such documents are qualified in their entirety by reference to the actual documents.

  ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS
  ------------------------------------------------------------------------------

  (C)   EXHIBITS IN ACCORDANCE WITH THE PROVISIONS OF ITEM 601 OF REGULATION S-K

      Exhibit 2 Agreement and Plan of Reorganization dated August 30, 1996 between Magna Group, Inc. and Homeland Bankshares Corporation.

      Exhibit 99.1 Stock Option Agreement dated August 30, 1996 between Magna Group, Inc. and Homeland Bankshares Corporation.

      Exhibit 99.2 News Release of Homeland Bankshares Corporation dated September 3, 1996.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HOMELAND BANKSHARES CORPORATION
                                           -------------------------------



    September 10, 1996                      /s/ Robert S. Kahler
  ----------------------                    -----------------------------------
           Date                             Robert S. Kahler, Executive Vice
                                            President and CFO
                                            (Principal Financial and Accounting
                                            Officer)



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                      U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                             ---------------------------

                                 INDEX TO EXHIBITS
            TO FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                            ----------------------------

                          HOMELAND BANKSHARES CORPORATION
                               229 EAST PARK AVENUE
                             WATERLOO, IOWA 50704-5300

  EXHIBIT NO.                               ITEM
  -----------    --------------------------------------------------------------

     2 Agreement and Plan of Reorganization* dated August 30, 1996 between Magna Group, Inc. and Homeland Bankshares Corporation.

     99.1 Stock Option Agreement dated August 30, 1996 between Magna Group, Inc. and Homeland Bankshares Corporation.

     99.2    News Release of Homeland Bankshares Corporation dated September 3,
             1996.

             *An appendix and the schedules to the Agreement and Plan of Reorganization have been omitted. These are:

             Appendix A Illustration of Consideration at Varying Valuation Period Market Values

             Schedule  Description
             --------  -----------
             2.02      Homeland Bankshares Corporation Subsidiaries
             2.03      Seller Stock Plans
             2.10A     Commitments and Material Contracts
             2.11      Litigation
             2.12      Insurance Policies
             2.15B     Insider Loans
             2.16A     Employee Benefits Plans
             2.16C     Pension Plan Reportable Events and Terminations
             2.16D     Post-Retirement Health Benefits
             2.16F     Material Payments and Acceleration of Payments
             2.17      Conduct of Seller's Business from January 1, 1996 to Date
             2.19      Registration Obligations
             2.22A     Insurance Activities
             2.23A     Interest Rate Risk Management
             3.01      Buyer Banks
             3.02      Buyer Stock Options
             3.08A     Buyer Compliance with Laws
             3.08C     Buyer Regulatory Compliance
             3.10      Buyer Labor Unions
             3.12A     Buyer Employee Benefit Plans
             3.12B     Buyer Employee Plan Compliance
             3.12C     Buyer Pension Plan Reportable Events and Terminations
             3.12D     Buyer Post-Retirement Health Benefits
             3.12F     Buyer Material Payments and Acceleration of Payments
             4.03      Buyer Forebearances

             Registrant agrees to furnish supplementally a copy of any committed schedule to the Commission upon request.